Exhibit 32.1

TC X CALIBUR, INC.

Certification of Principal Executive and Financial Officer

PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of TC X Calibur, Inc. (the "Company") on Form 10-K for the year ended December 31, 2008, Travis T. Jenson and Harold T. Jenson hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the periods presented therein.

Date:	March 5, 2009	By:	/s/Travis T. Jenson
Travis T. Jenson
President and Director

Date:	March 5, 2009	By:	/s/Harold T. Jenson
Harold T. Jenson
Director